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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the White Electronic Designs Corporations registration statement on Form S-8, filed on January 12, 1999, of 1) our report dated November 13, 1998 (except for the third paragraph of Note 18 for which the date is December 3, 1998), on our audits of the consolidated financial statements of White Electronic Designs Corporation as of October 3, 1998 and September 27, 1997, and the results of its operations and its cash flows for each of the three years in the period ended October 3, 1998, appearing in the annual report of White Electronic Designs Corporation, filed with the Securities and Exchange Commission on December 24, 1998 and 2) our report dated November 6, 1998 on our audits of the consolidated financial statements of Electronic Designs, Inc. as of September 30, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1998, appearing in Form 8-K/A of White Electronic Designs Corporation, filed with the Securities and Exchange Commission on January 11, 1999.

PricewaterhouseCoopers LLP

Phoenix, Arizona
January 12, 1999